Exhibit 28(d)(xxxvii)
AMENDMENT NO. 6
TO THE
SUBADVISORY AGREEMENT

      This AMENDMENT NO. 6 TO THE SUBADVISORY
AGREEMENT is dated as of January 20, 2015, by and between SUNAMERICA ASSET MANAGEMENT, LLC (formerly,
SunAmerica Asset Management Corp.), a Delaware limited liability company (the "Adviser"), and J.P. MORGAN
INVESTMENT MANAGEMENT INC., a Delaware corporation
(the "Subadviser").

W I T N E S S E T H:

      WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement;

      WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated November 1, 2005, as amended from time to time (the "Subadvisory Agreement"), pursuant to which the Subadviser furnishes investment advisory services to certain series (the "Portfolios") of the Trust, as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Portfolios.

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.	The following provisions are inserted in Section 1 of the
Subadvisory Agreement:

For purposes of this Subadvisory Agreement, the term "Portfolio" shall mean all or a portion of a Portfolio's assets as may be allocated by the Adviser to the Subadviser from time to time.

Upon reasonable request from the Adviser, the Subadviser (through a qualified person) will reasonably assist the Adviser in valuing securities of a Portfolio as may be required from time to time; however, the Adviser acknowledges that the Subadviser is not the pricing or fund accounting agent for the Portfolios and that the Adviser shall assume responsibility for all valuation decisions.

Subadviser is registered with the National
Futures Association as a commodity trading advisor. However, Subadviser will provide commodity trading advice to each Portfolio as if Subadviser were exempt from registration as a commodity trading advisor. The Adviser represents and warrants that it is excluded from the definition of commodity pool operator pursuant to CFTC Regulation 4.5 with respect to each Portfolio, and that Adviser has timely filed a notice of eligibility as required by CFTC
Regulation 4.5 with respect to each Portfolio, and will, during the term of this Subadvisory
Agreement, reaffirm such notice of eligibility as required by CFTC Regulation 4.5. Subadviser acknowledges that the Portfolios are relying on CFTC Regulation 4.5 and shall manage the Portfolios in a manner consistent with the representations contained in their respective notices of eligibility on file with the National
Futures Association.

2.	Section 11 of the Subadvisory Agreement is deleted in its
entirety and the following provision is included in its place:

It is understood that "J.P. Morgan Investment
Management Inc." or "JPMorgan" or any
derivative names or logos associated with such name are the valuable property of the Subadviser or some other JPMorgan entity, that the Trust has the right to include JPMorgan as a part of the name of the series of the Trust managed by the Subadviser only so long as this Agreement shall continue, and that the Subadviser does, in fact, consent to the use of JPMorgan as a part of the name of the series of the Trust identified herein. To the best of Subadviser's knowledge the inclusion of
"JPMorgan" in the name of the series of the Trust identified herein does not: (i) infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary right of any third party; or (ii) violate the terms of any agreement or other instrument to which Subadviser or any of its affiliates is a party.

None of the Trust, the Portfolio or the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, prior to first use, which approval shall not be unreasonably withheld. Additionally, if substantive changes are made to such materials thereafter, the Portfolio shall furnish to the Subadviser the updated material for approval prior to first use, which approval shall not be unreasonably withheld. Upon the termination of this Agreement, none of the Trust, the Portfolio or the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials.
Notwithstanding the above, for so long as the Subadviser serves as subadviser to the Portfolio, the Trust, the Portfolio and the Adviser may use the name "J.P. Morgan Investment Management
Inc." or "JPMorgan" in the Registration
Statement, shareholder reports, and other filings with the Securities and Exchange Commission, or after the Subadviser ceases to serve as subadviser, if such usage is for the purpose of meeting a disclosure obligation under laws, rules, regulations, statutes and codes, whether state or federal, without the Subadviser's prior consent.

3.	Schedule A to the Subadvisory Agreement is hereby
amended to reflect the addition of the SA JPMorgan MFS
Core Bond Portfolio (f/k/a Total Return Bond Portfolio), which is the identified Portfolio for purposes of Section 8 of the Subadvisory Agreement. Schedule A is also attached hereto.

Portfolio(s)
Annual Fee
(as a percentage of the average
daily net assets the Subadviser
manages in the portfolio)


SA JPMorgan MFS Core Bond
Portfolio (f/k/a Total Return Bond
Portfolio)
[OMITTED}

Subadviser shall manage the SA JPMorgan MFS Core
Bond Portfolio assets, or such portion thereof as may be allocated by the Adviser to the Subadviser from time to time, and shall be compensated as noted above.

4.	Counterparts. This Amendment may be executed in two
or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.	Full Force and Effect. Except as expressly supplemented,
amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

6.	Miscellaneous. Capitalized terms used but not defined
herein shall have the meanings assigned to them in the Subadvisory Agreement.

[Remainder of Page Intentionally Left Blank]
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      IN WITNESS WHEREOF, the parties have caused their
respective duly authorized officers to execute this Agreement as of the date first above written.

				SUNAMERICA ASSET
MANAGEMENT, LLC

				By:  /s/ PETER A. HARBECK
				Name:	Peter A. Harbeck
				Title:	President & CEO


				J.P. MORGAN INVESTMENT
MANAGEMENT INC.

				By: /s/ ANA BRANDS
				Name:	Ana Brands
				Title:	Vice President



SCHEDULE A

Effective January 20, 2015

Portfolio(s)
Annual Fee
(as a percentage of the average
daily net assets the Subadviser
manages in the portfolio)


Global Equities Portfolio
(Tax ID No. 13-7002447)
0.45% on the first $50 million
0.40% on the next $100 million
0.35% on the next $350 million
0.30% over $500 million


Balanced Portfolio
(Tax ID No. 95-4572884)
0.40% on the first $50 million
0.30% on the next $100 million
0.25% over $150 million


Mid-Cap Growth Portfolio
(Tax ID No. 95-4734552)
0.42% on the first $100 million
0.40% over $100 million


Growth-Income Portfolio

0.35% on the first $50 million
0.30% on the next $100 million
0.25% on the next $150 million
0.20% on the next $200 million
0.15% over $500 million


Emerging Markets Portfolio
0.60% on all assets


SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return
Bond Portfolio)
[OMITTED]




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P:\SunAmerica Series Trust\Annual Updates\2015 Update\485a Filing\
Exhibits\Exhibit 28(d)(XXXvii) - SAST JPMorgan
Amendment 6 to Subadvisory Agreement (1-12-15).docx